
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                          73,700
<SECURITIES>                                         0
<RECEIVABLES>                                  712,500<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    402,400
<CURRENT-ASSETS>                             1,704,900<F2>
<PP&E>                                       3,170,700
<DEPRECIATION>                               1,398,900
<TOTAL-ASSETS>                               6,305,800<F2>
<CURRENT-LIABILITIES>                        2,301,100
<BONDS>                                      1,262,800
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      7,400
<COMMON>                                        98,700
<OTHER-SE>                                   1,159,900
<TOTAL-LIABILITY-AND-EQUITY>                 6,305,800
<SALES>                                      1,834,900<F3>
<TOTAL-REVENUES>                             1,852,800
<CGS>                                        1,103,800
<TOTAL-COSTS>                                1,103,800
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              36,700
<INCOME-PRETAX>                                429,600<F4>
<INCOME-TAX>                                   154,900
<INCOME-CONTINUING>                            274,700<F4>
<DISCONTINUED>                                 122,800<F5>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   397,500
<EPS-PRIMARY>                                     4.09
<EPS-DILUTED>                                     4.00

<F1>Amount shown is net of allowances.
<F2>Included within current assets and total assets are net assets of discontinued
operations of $296,900 and $1,868,500, respectively.
<F3>Excludes sales reported by the discontinued health care segment of $1,105,200 for the first half of 1996.
<F4>Includes (i) a gain of $326,400 ($210,100 after-tax) on the sales of businesses, principally the water treatment and process chemicals business, and (ii) a charge of $53,700 ($32,400 after-tax) relating to restructuring costs.
<F5>Includes (i) after-tax income of $43,400 from health care operations and (ii)
an after-tax gain of $79,400 on the sale of the transgenic plant business of
Grace's Agracetus subsidiary.

